Client Id: 77 THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q3 2019 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: NOVEMBER 26, 2019 / 1:30PM GMT OVERVIEW: Co. reported 3Q19 net sales of $863m and non-GAAP adjusted diluted EPS of $0.23. Expects FY19 net sales to be flat to up 1% and 4Q19 net sales to be flat to up 2%. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 NOVEMBER 26, 2019 / 1:30PM, ANF - Q3 2019 Abercrombie & Fitch Co Earnings Call C O R P O R A T E P A R T I C I P A N T S Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Pamela Nagler Quintiliano Abercrombie & Fitch Co. - VP of IR Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Connor Wilson Konicke Robert W. Baird & Co. Incorporated, Research Division - Research Analyst David Loughran Buckley BofA Merrill Lynch, Research Division - Analyst Janine M. Stichter Jefferies LLC, Research Division - Equity Analyst Kelly Crago Citigroup Inc, Research Division - VP Marni Shapiro The Retail Tracker - Co-Founder Shiyao Ling RBC Capital Markets, Research Division - Associate Susan Kay Anderson B. Riley FBR, Inc., Research Division - Analyst Tiffany Ann Kanaga Deutsche Bank AG, Research Division - Research Associate Westcott Irvin Rochette Evercore ISI Institutional Equities, Research Division - Associate P R E S E N T A T I O N Operator Good day, and welcome to the Abercrombie & Fitch Third Quarter Fiscal Year 2019 Earnings Call. Today's conference is being recorded. (Operator Instructions) And now at this time, I would like to turn the conference over to Pam Quintiliano. Please go ahead. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thank you. Good morning, and welcome to our Third Quarter 2019 Earnings Call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our third quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions that we mention today. A detailed discussion of these factors and uncertainties is contained in the company's filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and a reconciliation of GAAP to adjusted non-GAAP financial measures are included in the release issued earlier this morning. With that, I will turn the call over to Fran. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 NOVEMBER 26, 2019 / 1:30PM, ANF - Q3 2019 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks, Pam. Good morning, and thank you for joining us today to discuss our third quarter results. In Q3, we delivered our third consecutive quarter of constant currency revenue growth and our ninth consecutive quarter of positive U.S. comp. Our results were driven by a solid back-to-school season in August and a strong end to the quarter in October, partially offset by a challenging retail environment, including unseasonably warm weather patterns during September and ongoing disruptions in key international markets. As we look ahead, the performance we have experienced in October and early November in the U.S. and international gives us confidence for the holiday selling season. For the third quarter, we posted a flat comp versus plus 3% last year. By geography, the U.S. was a plus 3% and international was a minus 8%. By brand, Abercrombie achieved a plus 3% while Hollister came in at a minus 2%. Hollister has a deeper international penetration relative to Abercrombie and therefore has a larger impact on international results to the total comp. Taking a closer look at our U.S. results. Our plus 3% comp compared with plus 6% last year and represented an acceleration from second quarter results of a plus 2%, with all brands in positive territory. Performance was driven by ongoing double-digit growth in digital and continued above mall average traffic trends. Our positive U.S. comp was offset by minus 8% internationally. This compared to a minus 3% last year and represented a sequential decline from a minus 3% in Q2. Our international business faced a number of escalating macro headwinds in our key markets, including the uncertainty around Brexit continuing to negatively impact sales in the U.K., which is our largest international market. Beyond Brexit, ongoing protests in Europe and Asia also negatively impacted results. Specifically, Hong Kong continued to be a drag with intermittent store closures throughout the quarter. Additionally, Europe suffered through extreme heat in late August and early September, which hurt sales for fall clothing and accessories. Nevertheless, we continue to have confidence in the fundamental long-term growth opportunity in both Europe and Asia and believe that we have significant white space remaining in key markets. Recently, we've begun to make strategic investments to further scale our business and capture the tremendous international opportunities. Over the past 6 months, we have hired region-specific heads for Europe and Asia and have begun to staff our new team. These teams will help us get closer to our international customer and invest properly in the trends that are relevant to them and allow us to better market our brands. We are laying the foundation for future success and expect to realize the positive impact of our new teams in fiscal 2020 and beyond. Turning to brand-specific performance. At Abercrombie, we posted a plus 3% comp versus a plus 1% last year and flat in Q2, with improvements in conversion and average transaction value. U.S. comps trended up nicely from last quarter while International continued to be a drag. In adults, positive comps were driven by strong customer reaction to new product, specifically on the women's side where we distorted to fashion. The women's assortment was more lightweight and transitional in nature, which benefited us in September when the weather remained warm. For the quarter, we had double-digit comp gains in several key women's categories including bottoms, knits, dresses and outerwear. Within bottoms, jeans were a highlight driven by the recently introduced Curve Love collection as well as mom and ankle-straight styles. Beyond jeans, soft fashion bottoms and miniskirts remained popular. In men's, we experienced bottoms strength led by jeans, joggers shorts and our sneaker pant. This was partially offset by men's outerwear, which was heavier weight than women's. Fierce, one of the top-selling fragrances in the country, also contributed to Abercrombie's results posting its third quarter -- third consecutive quarter of positive comps. In addition to the Fierce campaign, our marketing team also continued to be success -- to successfully evolve the Soft AF and Curve Love jeans campaign. We continued to build our Abercrombie marketing muscle. Earlier this month, we hosted an immersive multi-day pop-up event at the Hoxton hotel in L.A. that built off of our recent Do 96 Hours In campaign. We were pleased with the response to this brand-building moment which educate our target customer on the positive changes we have made to product and brand. Our next event will be held in December at the Hoxton Hotel in Williamsburg, Brooklyn. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 NOVEMBER 26, 2019 / 1:30PM, ANF - Q3 2019 Abercrombie & Fitch Co Earnings Call While we are thrilled with our adults performance, we are equally excited about kids, with boys and girls contributing to positive comps. We continue to believe there is significant white space in the children's market for high-quality, fashionable and playful clothes and view kids as a meaningful growth vehicle. We opened 9 new kids experiences in the quarter, including Garden State Plaza. At Hollister, comps came in at minus 2% with positive U.S. results offset by weakness in Europe and Asia. Taking a moment to parse out the U.S. story from the International. In the U.S., we had a solid start to the back-to-school season. In August, we benefited from strong sell-through of wear now product as well as the launch of our girls curvy jeans collection. As weather remained warm in September, we did not have enough depth in wear now to keep up with demand. As a result, our conversion suffered as we had to rely on colder weather, transitional assortments to drive sales in a tough traffic period. As we moved through October and the weather turned more seasonal, the customer responded well to our cold weather product. Internationally, we saw improved conversion, but this was more than offset by a decline in traffic. While we cannot control the unpredictable macro situation, we are working hard to position Hollister for long-term success by continuing to invest in stores, digital and talent. Moving on to product performance. We delivered another record jean comp in the quarter. Within bottoms, we saw strength in our girls, mom and curvy jean fits, skirts and pants across both genders. Unfortunately, we did not have enough inventory in our popular new girls jeans styles to maximize demand. As such, broad-based bottoms acceptance was offset by weakness in tops and outerwears across genders. In girls tops, we realized sequential improvement from Q2 with the customer responding well to the adjustments we made for our back-to-school deliveries. While this is highly encouraging, our buys were not deep enough and we quickly sold through key styles, missing top line opportunity. Outerwear was particularly challenging this quarter and was a key contributor to our comp decline as our heavier-weight offerings did not align with the warmer-than-expected weather conditions. More recently, as weather has turned more seasonal, performance has improved dramatically. The Hollister brand remains healthy and continues to be well positioned. As we reflect on our performance, we have identified areas for improvement and an associated action plan to drive results. Specifically, we are refining our assortment architecture and SKU breadth to increase investments in our top key items by region. These disciplines will help us to have a proper mix of core and seasonal product while appropriately managing risk. We are optimistic that we'll begin to realize the benefits from these initiatives this quarter. Shifting to Gilly Hicks. We continue to see meaningful double-digit comp growth with our target teen customers responding well to our intimates and lounge offerings. We believe in and devoting resources to this important growth vehicle. Gilly is currently available in all of our Hollisters globally and we are continuing to test various footprint options. During the quarter, we opened 1 carve-out and 6 side-by-sides. We were pleased with our Hollister marketing during the quarter. Our unique focus on authentically leading with purpose and building confidence is driving record engagement across the brand and helping us connect with teens in a more meaningful level. Our Jeans for the Collective Good campaign in the U.S. helped to drive our record denim performance in the quarter. We also partnered with DoSomething.org for our 2019 anti-bullying campaign, Cancel Bullying for the Collective Good. The campaign focused on the power of positive words and has roughly 40 million impressions and close to 200,000 teens participating. Our AwesomenessTV series has -- had roughly 24 million views across YouTube and Instagram since April. The channel program has resulted in double-digit lift in purchase intent and recommendation amongst viewers and has beat all program benchmarks and partnership performance year-over-year. Our High School Nation music tour is also driving traffic and sales with 70% of teens that participate more likely to shop with us than before the program came to their school. While we continue to execute to the near term, we remain focused on our transformation initiatives. First, I will discuss global store network optimization. In this increasingly omnichannel world, stores matter. Roughly 70% of our revenues are derived in-store, and now more than ever, we need to provide the absolute best shopping experience possible. We have leveraged recent retail store bankruptcies to open temp and shorter-term lease stores that enable us to test new locations, and we will continue to invest in our store base. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 NOVEMBER 26, 2019 / 1:30PM, ANF - Q3 2019 Abercrombie & Fitch Co Earnings Call Refining our store base is an ongoing priority. We remain controlled and methodical with our approach. With roughly 50% of our U.S. leases up for renewal over this year and next, we maintain flexibility to adjust our fleet size and selling square footage. We have strong partnerships with our landlords and are in constant conversations as we aggressively refresh and modernize our store experiences. In the third quarter, we delivered 34 new experiences, including 19 Hollisters, 6 Abercrombie adults and 9 kids, bringing our year-to-date total to 70. We are continuing to deliver new experiences in the fourth quarter, including our latest, a combined A&F adults and kids in Westfield London, the largest shopping destination in Europe. With our third quarter openings, roughly 51% of Hollisters, 12% of Abercrombie adult and 31% of kids, are in their updated formats. At Hollister, we have been retrofitting existing stores; while at Abercrombie, it is more complicated as we are cutting square footage by anywhere from 30% to 50%. With all brands, we must have the right square footage in the right location with the right co-tenants and the right economics. We remain pleased with the productivity of our new prototypes across geographies and brands and should end the year with gross square footage down mid-single digits. As previously mentioned, ahead of our peak holiday season, we've been very busy opening new stores. In addition to Westfield London, we've also opened new Abercrombie adults and kids store experiences in Garden State Plaza and our Hollister 34th Street location in New York City. For Hollister 34th Street, we took advantage of a shorter-term lease opportunity to test the response to our brand in this area. And with minimal investment, we quickly got the store up and running. And based on initial results, it is on track to be one of the top-performing locations in our fleet. Staying on New York City real estate. This morning, we are announcing that we will be relocating our Abercrombie & Fitch 5th Avenue flagship to our Hollister 5th Avenue space, just a few blocks downtown. With our Abercrombie lease set to expire in mid-2020, we decided to utilize our other existing 5th Avenue asset instead of renewing our current locations with another long-term lease. The Hollister footprint is about half the size, and once retrofitted, will provide an Abercrombie store experience that better represents our brand today. Moving on from New York City to London. We recently announced that we will be co-locating our Savile Row Abercrombie kids into the adults location across the street. The kids store will be converted to office space to support our expanding European team. This move and subsequent office conversions should enhance productivity of the adult store, allowing customers to engage with both brands in 1 location while also more effectively utilizing the former kids real estate. These changes speak to our focus on flagship closures and modernizing our brand experiences. By closing 5th Avenue and Savile Row, we are reducing our gross retail square footage by close to 60,000 square feet. While we have been very active with global store network optimization, we continue to make progress against our other key transformation initiatives. A few highlights include: The recent launch of expanded payment options in the U.S. through our partnership with Klarna; the introduction of our China loyalty program in stores and on Tmall; the rebranding of our Abercrombie loyalty program and offering Instagram checkout. As we approach the peak holiday season, I am encouraged by our recent U.S. trends across brands as well as improvements internationally. While we have been faced with unexpected headwinds this year, including FX rates, tariffs and global protests, we are optimistic that we will finish 2019 on a strong note. Looking ahead, we are excited for several of the initiatives we discussed to begin to have a more meaningful impact, which should help us accelerate growth. These, along with our enhanced omnichannel strategy and global store fleet optimizations, are essential to achieving our fiscal 2020 profitability target. With that, I will turn the call over to Scott to discuss third quarter results in more detail. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Thanks, Fran. On to our third quarter results. Net sales of $863 million were approximately flat to last year and up 1% on a constant currency basis, reflecting an $8 million adverse impact from FX. Comps came in flat against a plus 3% last year. Despite the challenging global environment, cross-channel traffic remained positive and our conversion improved quarter-over-quarter. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 NOVEMBER 26, 2019 / 1:30PM, ANF - Q3 2019 Abercrombie & Fitch Co Earnings Call By brand, Abercrombie returned to positive territory with a plus 3% comp while Hollister comps were a minus 2%. This compares to a plus 1% and plus 4% comp, respectively, in Q3 2018. By geography, we achieved a plus 3% comp in the U.S. on top of a plus 6% last year with each brand in positive territory. Our international comps were minus 8% and compared to minus 3% last year. Our gross profit rate of 60.1% was down 120 basis points from last year. FX adversely impacted results by 40 basis points. On a constant currency basis, our gross profit rate was down 80 basis points. Increased shrink losses accounted for an additional 50 basis points of the 80 basis point year-over-year decline, which was not previously accounted for in our outlook and reflected the results of our annual store physical inventories taking place in Q3. The remaining 30 basis points primarily related to higher AUC. China tariffs had a negligible impact on Q3 results as we expect most of this year's impact to flow through in Q4. I'll cover the rest of our results on an adjusted non-GAAP basis, which excludes pretax flagship store asset impairment charges of $10 million this year and pretax benefits of $3 million related to certain legal matters last year. Adjusted operating expense, excluding other operating income, was $494 million, flat as a percentage of sales as compared to last year. Other operating income declined approximately $1 million, contributing 20 basis points of deleverage. Adjusted operating income was $25 million compared to $37 million last year and included a $5 million adverse impact from FX. Excluding the certain items mentioned earlier, adjusted operating margin declined 140 basis points or 80 basis points on a constant currency basis. The adjusted effective tax rate for the quarter was approximately 29%. Adjusted net income per diluted share was $0.23 compared to adjusted net income per diluted share of $0.33 last year or $0.27 on a constant currency basis. We ended the quarter with total inventories up approximately 3% to last year, in line with our low to mid-single-digit outlook. Looking ahead, we expect to end Q4 with inventories up low to mid-single digits and remain focused on tight inventory controls. Our balance sheet remained strong. We ended the quarter with cash and cash equivalents of $411 million. During the quarter, we repurchased approximately 412,000 shares for roughly $6 million and currently have 4.6 million shares remaining under our existing authorizations. Fiscal year-to-date, we have returned $103 million to shareholders through share repurchases and dividends. 2 weeks ago, our Board of Directors declared a quarterly cash dividend of $0.20 per share. In addition, we made a voluntary debt repayment of $10 million during the quarter, decreasing the amount of gross borrowings outstanding under the company's term loan to $243 million as compared to $253 million last year. Before turning to our outlook, a quick update on China tariffs. In fiscal 2018, roughly 25% of merchandise receipts were imported into the U.S. from China, and we expect to finish 2019 at 16% and to be in the low teens in fiscal 2020. We are very grateful to our long-term vendor partners. They have been incredibly helpful in migrating production and helping to offset tariffs while not sacrificing quality or speed. Our outlook assumes that we will have a roughly $4 million negative impact to our cost of goods sold and gross profit in the fourth quarter and $5 million for the full year due to List 3 and List 4 China tariffs. As a reminder, we did not raise tickets this holiday season in response to the tariffs. Now on to our outlook for the full year and the fourth quarter. For fiscal 2019, we now expect net sales to be flat to up 1%, driven by comparable sales and net new store contribution, partially offset by an adverse impact from FX of approximately $40 million, of which approximately $35 million has been reflected in year-to-date results. This compares to our prior outlook of flat to up 2% and an adverse FX impact of $45 million. Comparable sales to be flat to up 1% against plus 3% last year and our prior outlook of flat to up 2%. Gross profit rate to be down approximately 100 basis points from the fiscal 2018 rate of 60.2%, reflecting a combined adverse impact of 40 basis points from changes in FX rates and anticipated China tariffs. This compares to our prior outlook of down 50 to 90 basis points. Operating expense, excluding other operating income, to be up 2% to 3% from the fiscal 2018 adjusted non-GAAP operating expense of $2.03 billion, reflecting second quarter flagship store exit charges of $45 million and third quarter impairment charges of $13 million. This remains the same as our prior outlook for an increase of 2% to 3% despite the incremental asset impairment charges recognized in the quarter, reflecting continued tight expense management. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 NOVEMBER 26, 2019 / 1:30PM, ANF - Q3 2019 Abercrombie & Fitch Co Earnings Call Capital investments of approximately $200 million, in line with our prior outlook. And a full year tax rate in the mid-20s. Regarding the fourth quarter, our outlook assumes: Net sales to be flat to up 2%, reflecting an adverse FX impact of approximately $5 million; comparable sales to be flat to up 2% against plus 3% last year; gross profit rate to be down approximately 150 basis points as compared to the fiscal 2018 rate of 59.1%, reflecting a combined adverse impact from FX and China tariffs of 70 basis points; operating expense, excluding other operating income, to be flat to up 2% from fiscal 2018 adjusted non-GAAP operating expenses of $555 million; and an effective tax rate in the mid- to upper 20s. With that, we are ready for questions. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) We will begin with Paul Lejuez with Citi Research. Kelly Crago - Citigroup Inc, Research Division - VP This is Kelly for Paul. Just a question on -- could you provide some color on the merchandise margin trends by content in the U.S.? Did you have to get more promotional to drive that positive comp at Hollister? And also, if you could just give some commentary around the promotional environment, what your competitors are doing in the U.S., both in the third quarter and what you're seeing so far in the fourth quarter? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Kelly, this is Scott. Let me grab that merchandise trends by brand. I would say Hollister was a little bit more promotional than Abercrombie in the quarter. We had a little bit of that product coming through summer that we talked about. So we were using some markdowns to clear through that in the quarter. In total, our AUR as a company was about flat when you exclude FX. So I'd say that promotions were relatively in line across brands outside of a little bit of that markdown pressure in Hollister. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Kelly, the environment there for the fourth quarter is always the most promotional time of the year. With that said, we go into the quarter with the goal of being less promotional, but we certainly are prepared to compete, need be. Our inventories are in really good shape at plus 3%. They're well balanced across brands and genders, so we can make sure that we are very pointed in our promotions. Kelly Crago - Citigroup Inc, Research Division - VP Got it. And then just I think you had some -- it sounded like a little bit more positive commentary around international trends so far in fourth quarter. So I guess just how should we be thinking about the international business, both in the fourth quarter and longer term, given we've had some sustained weakness over there for a while? 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 NOVEMBER 26, 2019 / 1:30PM, ANF - Q3 2019 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes, we did mention in the script that we are seeing better trends as we headed into the fourth quarter for international. It's complicated out there. There's a lot going on. The third quarter, we did see some increased activity, certainly between Brexit, Hong Kong, several protests throughout Europe, but we are focused on controlling what we can. We've talked a lot lately about building out our international team. We're excited to have those teams on the ground. In fact, I was just in London a couple of weeks ago meeting with our new team in London, running our EMEA region. And I'm heading to Shanghai in a few weeks to meet that team. So lots of good talent on the ground, helping us to really get closer to our customer. And we expect that to pay off some as we head into '20. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. And longer term, we still believe in the international business. We're investing in talent that Fran just mentioned, we're investing in stores and we're investing in the digital business, and we will continue to do that. Operator We'll hear from Westcott Rochette with Evercore ISI. Westcott Irvin Rochette - Evercore ISI Institutional Equities, Research Division - Associate Thinking about 2020, you still have your margin target out there for the full year, you still kind of seem confident. I know you want to get through the holiday before you give an update there. But in the kind of big buckets, where do you think the biggest improvement opportunities could be that will step you from this year to next year to hit that 5.5% target? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Westcott, yes, we are focused on achieving those targets and we are just entering the biggest part of the year, so we still have a lot to learn. We are about to embark on our annual budget process and our real estate review with all of our landlords. So we are still focused on our targets. Scott, do you want to add any more to that? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes, it really is getting back to the big buckets that we laid out last year in April. So top line growth, some gross margin acceleration and then OpEx leverage on top of the huge sales volume that we're walking into here this week. We're in the midst of our budget process for the year. So we have a lot to figure out on the expense side and a lot to learn from our ongoing landlord negotiations to really set up our expense structure from next year. So a lot more to come as we talk in the new year. Operator Now we will hear from Kate Fitzsimons with RBC Capital Markets. Shiyao Ling - RBC Capital Markets, Research Division - Associate This is actually Shiyao on for Kate. I just want to dig a little deeper into the International comps of negative 8%. Can you give a little more color? We know that you called out some of the headwinds in U.K., Europe and Hong Kong. Can you just give more color about how those each pieces fill into the international overall comp? 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 NOVEMBER 26, 2019 / 1:30PM, ANF - Q3 2019 Abercrombie & Fitch Co Earnings Call And then what is your expectation for 4Q that's included in the outlook? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO I'll kick this one off and Fran can add in if she'd like. So starting with Brexit, it really got into the customers' mindsets as we came into Q3. There was the hard Brexit date out there for 10/31, and it's a bit paralyzing for the people on the ground in the U.K. So we saw that really creep into our business. Hollister is a little more penetrated in the U.K. -- I'd say a lot more penetrated in the U.K. than Abercrombie, where we have 25-plus stores for Hollister and just opened our fourth for Abercrombie, so it had an outsized impact. But we're also seeing some of these protests happen in other countries in Europe. France has been in the news for a while. Spain is a little more recent, where we've seen some protests that have impacted our local customer in some of those key cities in Spain. So on top of that, weather was a little warm in the international business. So with Hollister, we really saw this kind of creep into our key countries. The good thing is that at the end of the quarter, as things got a little more seasonal and maybe died down a little bit in terms of activity, we did see that business turn on a bit. So we're optimistic going into the fourth quarter. As we think about Q4 and what's baked into the outlook, I mean, our trend has been that the U.S. business has been outpacing the international. I don't think we see a reason today why that would change as we go into Q4. But we're all about managing the total, and so that's what we're doing, trying to drive the total across the brands. Operator The next question will come from Janine Stichter with Jefferies. Janine M. Stichter - Jefferies LLC, Research Division - Equity Analyst Wanted to ask a little bit about the inventory flows. It sounds like weather was challenging for everyone during the quarter, but the impact was mitigated a little bit more at Abercrombie than it was at Hollister. Can you talk a little bit about what you're doing differently there? And I think you alluded to making some structural changes to just the way you're managing slow inventory at Hollister. So a little bit more color there would be very helpful. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Janine, yes. So our inventory, we are pleased with where inventory is heading into the fourth quarter. It's well balanced between brands as well as genders. What I mentioned during the script a little bit about Hollisters is I would say that we got a little bit more focused on chase and a little bit less focused on our key items in our assortment architecture. We noticed that probably coming out of the second quarter and heading into the third quarter and began to make those adjustments. I'm confident that the team has made those adjustments, and we are starting to see that in the initial selling for the fourth quarter for Hollister. And A&F, yes, A&F was a little bit different. A&F had much more of an investment in wear now, particularly in women's and fashion. So we saw a strong performance for A&F women's in the third quarter. Janine M. Stichter - Jefferies LLC, Research Division - Equity Analyst Great. And then just wanted to ask a little bit about tariffs. You mentioned not raising prices this year. Any thoughts into next year with these tariffs, think about the appetite for the consumer to absorb additional price increases? 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 NOVEMBER 26, 2019 / 1:30PM, ANF - Q3 2019 Abercrombie & Fitch Co Earnings Call Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Continuing to keep our eyes on tariffs, clearly. There's a new headline every day that we're trying to track. But we're controlling what we can control. We were pleased, our sourcing team did an amazing job, as did our vendors, getting us to 16% coming out of 2019. Our expectations for 2020 is to bring that down to the low teens, and we'll continue to look for other opportunities to migrate out. So that's really where we are in tariffs. I'm sure there's much more clarity that will come in the near future. We'll continue to keep our eyes on tickets as we go through the spring season. But at this point, we are a promotional business and we have the opportunity to pull back on promotions as necessary. And that's what we work on at the start of every quarter, and we'll continue to work on that go-forward. Operator We will now hear from Tiffany Kanaga with Deutsche Bank. Tiffany Ann Kanaga - Deutsche Bank AG, Research Division - Research Associate Would you be able to update us on the comp performance and profitability of the remodeled stores versus the older ones by brand? And also how the most recently remodeled stores have performed? And along those lines, could we expect a meaningful acceleration of the Abercrombie remodels next year? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Tiffany, it's Scott. I'll kick this one off. So the remodel performance has remained very consistent over the years. The Hollister -- I'll break it apart by brand. Hollister, we started on this journey back in 2015. The results have been very consistent. We've been very vocal on the high single-digit sales return and how that's flowed through to the 4-wall of the store over those -- over the years. Haven't seen a change there as we released the new vintage each year. On Abercrombie, we're still early on in the journey here. About 11% of our stores -- or 10% of our stores have been in the remodeled formats. What we've seen in Abercrombie is a big reduction in the size of the store. So we are very pleased with the productivity improvements that we're seeing in these stores. . Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes, just regarding 2020, as Scott mentioned earlier, we're just in the throes of all of our landlord negotiations. Obviously, we have a very strong balance sheet and we are committed to these A&F remodels. It really comes down to negotiating the size of the stores. Our goal in our remodels for A&F is to reduce our square footage anywhere from 30% to 50%. So it's a bit of a different journey than Hollister. Most of the Hollisters were more appropriately sized and we had to just redo them. The A&F is a bit of a different negotiation, having to reduce the square footage. So as we finish these negotiations, more to come on that -- more to come for that in '20. Operator (Operator Instructions) We will now move to Susan Anderson with B. Riley FBR. Susan Kay Anderson - B. Riley FBR, Inc., Research Division - Analyst I wanted to touch on the tops at Hollister. It sounds like you did see some improvement sequentially, but maybe still some weakness there. Maybe if you could talk about the changes you continue to make and your thoughts around fourth quarter performance there. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 NOVEMBER 26, 2019 / 1:30PM, ANF - Q3 2019 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Sure. So Hollister specifically, the brand is healthy and well positioned. We are really the iconic global teen brand, and we did have some opportunities coming out of the second quarter and certainly in the third quarter on some key categories. As we corrected some of the opportunities from Q2 into Q3, candidly, we just did not buy them deep enough and sold through them again in the third quarter. But the team is focused on their assortment architecture, they are focused on building out their key items and they had a renewed focus on really balancing what I would call our chase opportunity as well as our -- building our key items. So some of those corrections were made in third quarter, more of those corrections were made in the fourth quarter. And we are confident in our product as we head into the busiest time of the year. Susan Kay Anderson - B. Riley FBR, Inc., Research Division - Analyst Great. And then maybe if I could have 1 follow-up. It sounds like November, the strength from October has continued. I guess for fourth quarter, do you feel like you could see some sequential improvement, both in international and then also in the U.S.? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO That is always the goal when we walk into the quarter. I would definitely say that. So we are confident with what we saw at the back half of October, especially in the U.S. and also internationally. When the weather got more seasonal, some of our key must-win categories like outerwear, like fleece, sweaters, started to turn on at the end of the quarter. And that's what gives us some more confidence as we head into Q4. At this point, all the volume is ahead of us starting today into next week, and then the second peak as we get closer into Christmas. So we're ready to compete out there. Operator We'll now move to Marni Shapiro with The Retail Tracker. Marni Shapiro - The Retail Tracker - Co-Founder Congratulations, the assortments really look fantastic. Could you talk a little bit about international for just a moment? I'm curious, is the traffic down in stores and online? Or is it down more significantly in stores, but you're still seeing good traction online? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Quarter-over-quarter, traffic was down. It remained positive on a cross-channel basis, but we weren't able to make up for that drop in traffic with conversion or AUR. So I'd say while remaining positive, which gets back to some of the comments Fran made on the brands, we still believe in the brands, obviously, across the international space, but we have an opportunity to drive better conversion, and that's what we'll be working on in Q4 as well as continuing to drive more traffic in all channels. Marni Shapiro - The Retail Tracker - Co-Founder And are you seeing people use -- in the U.S., are you finding that people are using BOPIS? And are you seeing good conversion on BOPIS? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. You know what we call it, purchase -- we call it POPinS or customer POPinS. Purchase online, pick up in store. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 NOVEMBER 26, 2019 / 1:30PM, ANF - Q3 2019 Abercrombie & Fitch Co Earnings Call Marni Shapiro - The Retail Tracker - Co-Founder POPinS. Sorry. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director And yes, we're seeing continued strong performance in our POPinS as well as the attachment rate that goes along with those purchases. Operator And David Buckley with Bank of America will have the next question. David Loughran Buckley - BofA Merrill Lynch, Research Division - Analyst Just a few questions internationally. What categories specifically are underperforming versus the U.S.? What percentage of your international stores are in the updated format as well? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So I'll kick off with the categories. The category that was -- underperformed the most internationally, again, was outerwear. Similar to it was in the U.S., same situation internationally with very strong -- warm, warm weather trends that we experienced in the middle of the quarter. And again, both domestically and internationally, when the weather turned, we saw a nice reaction and a shift in that trend on outerwear for both International and U.S. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO On the updated format. For Hollister specifically, where we have a large majority of these things, we are behind in the new formats versus where we are in the U.S. The U.S. is over 50%, and in Europe for instance, we're under 40%. So we're getting to the point where we're going to come up on the cycle of our -- majority of our openings happened kind of back in the 2010 to 2012. So we're coming up on a couple of those lease lives as we roll forward over the next year or 2. So that's where we'll take the opportunity to put new formats in place. We just put a new format in, in Westfield London, one of the largest malls in Europe, we have a side-by-side Gilly. So as these leases come up for renewal, we're going to be getting after the new prototype. David Loughran Buckley - BofA Merrill Lynch, Research Division - Analyst And is the majority of the merchandise margin pressure in the fourth quarter expected to come from the international business? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO I would say it's broadly around the world. I'd say this is the most promotional quarter, and we all see what's happening in the U.S., but it also is getting more promotional globally. You start in China from the Far East, then you have 11/11 into 12/12, so there are some big promotions that drive that business. And then Black Friday is really starting to creep into Europe more and more each year. So that customer locally is getting a little more accustomed to some of the promotions. So I wouldn't say it's coming from one place around the world. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 NOVEMBER 26, 2019 / 1:30PM, ANF - Q3 2019 Abercrombie & Fitch Co Earnings Call Operator Moving on to Connor Konicke with Baird. Connor Wilson Konicke - Robert W. Baird & Co. Incorporated, Research Division - Research Analyst This is Connor on for Mark. I know it's early, but last quarter, you guys talked about opening regional offices instead of centrally controlling the business internationally. Can you just talk about the initial reads and progress you're making and anything else to take away there? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Connor, yes, so we have been talking about building out these offices. I mentioned earlier that we have established London and Shanghai as those locations. We are in early innings. We've just recently hired a lot of the talent. I was in London meeting many of them just a few weeks ago. Our expectation is that we will see the benefits of that as we head into '20. As well as our Shanghai office, I'm heading there in a few weeks to meet that team. So we've made progress in hiring talent, but I would expect to see results from that as we head into '20. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes, and a little more around the why. We have a huge opportunity to get closer to that local customer, better localize the product, better localize the marketing, the calendar, the floor set cadence. It's a lot of the things we've talked about over the years of our opportunities, and we're now going to have the team on the ground to execute for us. So couldn't be more excited as we move into 2020. Operator We have a follow-up from Westcott Rochette with Evercore. Westcott Irvin Rochette - Evercore ISI Institutional Equities, Research Division - Associate I just wanted to dig in on your gross margin guidance. First, on the shrink that you called out. I assume that's a catch-up over the balance of the year. Will that play a part in your fourth quarter guidance for gross margin? And secondly, as you look at the gross margin that you gave this quarter, knowing that you had a planned holiday and China and FX, is it any different than you kind of anticipated given the overall promotional environment that we've heard from some of the peers than you anticipated kind of 6 months ago? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Okay. Let me start with the shrink. You are correct. This was a catch-up for the year. As we went through our physical inventory cycle in Q3, we saw that our shrink rates have ticked up a little bit, so we needed to take that adjustment here in Q3 to get the reserves to where they need to be. There will be just a tiny impact in Q4 as we adjust our rates go-forward. Gross margin performance in Q4 versus 6 months ago, I would say no real change. This is the most promotional quarter throughout the year. As we think about our outlook for Q4 of down 150 basis points, around 70 of that is due to FX and tariffs. The other 80 basis points is due to a potentially more promotional environment. We want to give ourselves the ability to compete. Our inventory is in the right place coming into the quarter, so we have the ability to compete if we need to, but we're not pushed into that through a high inventory balance. So we feel like the margin outlook is reasonable and realistic based on what's in front of us today. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 NOVEMBER 26, 2019 / 1:30PM, ANF - Q3 2019 Abercrombie & Fitch Co Earnings Call Operator And ladies and gentlemen, this will conclude your question-and-answer session. I'll turn the call back over to Fran Horowitz for closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you to everyone who joined us today on the call, and thank you to our global team for all of your hard work. I'd like to wish everyone a happy and a healthy holiday. Operator And with that, ladies and gentlemen, this will conclude your conference for today. We do thank you for your participation, and you may now disconnect. D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2019, Thomson Reuters. All Rights Reserved. 12855791-2019-11-26T20:20:00.810 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.